September 10, 2010

Board of Directors Geovic Mining Corp. 1200 17th Street, Suite 980 Denver, Colorado 80202

Re:	Registration Statement on Form S-8 relating to 2,000,000 shares of Common
Stock under the Geovic Mining Corp. 2010 Stock Award Plan

Ladies and Gentlemen:

     We have acted as counsel to Geovic Mining Corp., a Delaware corporation (the “Company”), in connection with the preparation of a registration statement on Form S-8 (the “Registration Statement”) filed by the Company with the Securities and Exchange Commission. The Registration Statement relates to the registration under the Securities Act of 1933, as amended (the “Securities Act”), of 2,000,000 shares of the Company’s common stock, par value $0.0001 per share (the “Shares”), reserved for issuance under the Company’s 2010 Stock Award Plan (the “Plan”).

     We have examined such documents and records, including an examination of originals or copies certified or otherwise identified to our satisfaction, and matters of law as we have deemed necessary for purposes of the opinions hereinafter set forth. In such examination, we have assumed the genuineness of all signatures, the authenticity of all documents submitted to us as originals and the conformity with the originals of all documents submitted to us as copies.

     This opinion is delivered pursuant to the requirements of Item 601(b)(5) of the Securities Act.

     Based upon the foregoing, and subject to the qualifications, assumptions and limitations stated herein, we are of the opinion that the Shares have been duly authorized and, when issued and delivered in accordance with the terms of the Plan, the Shares will be validly issued, fully paid and nonassessable.

     We are members of the Bar of the State of Colorado. Our examination of matters of law in connection with the opinions expressed herein has been limited to, and accordingly our opinions herein are limited to, the laws of the State of Colorado and of the Delaware General Corporation Law, including all applicable provisions of the Delaware Constitution and reported judicial decisions interpreting such law. We express no opinion with respect to the laws of any other jurisdiction or of any other law of the State of Delaware.

Geovic Mining Corp. September 10, 2010 Page 2

     We hereby consent to be named in the Registration Statement and to the filing of this opinion as an Exhibit to the aforesaid Registration Statement. In giving this consent, we do not thereby admit that we are within the category of persons whose consent is required under Section 7 of the Securities Act or under the rules and regulations of the Securities and Exchange Commission.

Very truly yours,

/s/ Davis Graham & Stubbs LLP

DAVIS GRAHAM & STUBBS LLP